Exhibit 10.2

ASSET ACQUISITION BETWEEN CHINA DONGSHENG INTERNATIONAL AND KILIMANJARO LITHIUM LTD. NOVERMBER 17, 2023 This Definitive Agreement (the “ Agreement ”) summarizes the terms relating to a proposed asset acquisition to be entered into between Kilimanjaro Lithium LTD, (“ KLL ”) and CHINA DONGSHENG INTERNATIONAL, a Delaware Corporation, with a registered address of 4005 West Reno Ave, Suite F, Las Vegas, NV 89118 (the “ Purchaser ”) Proposed Terms Subject to the terms and the satisfaction of the conditions described in this Agreement (as defined below), upon closing of the transactions contemplated hereby (the “ Proposed Transactions ”) : (1) the Purchaser shall acquire the exclusive right to earn 100 % of the legal right to obtain, prospect and exploit the Titan 1 and 2 Prospecting Licenses (“PLs”) that contain the Titan Lithium Projects (the “Properties”) from KLL . All funds in the agreement are U . S . dollars . Transaction Structure: 1. November 17, 2023. Acceptance Date: 2. Under this agreement, for 100% ownership in the Properties the Purchaser shall and has: (a) Issued One Hundred and Thirty - Three Million ( 133 , 000 , 000 ) shares of China Dongsheng International common stock issued to KLL . (i) These shares were issued and received by KLL Director Lawrence Stephenson on February 27 , 2023 (b) Made cash payments as follows : (i) A cash payment of $ 15 , 000 ; this payment was received has been paid to L S on Ja n ua r y 27 , 2023 . (ii) A cash payment of $ 50 , 000 (this amount includes the payment for the annual fees for the PLs) which was received and the PLS were paid for by the Purchaser on May 20 , 2023 Acquisition Consideration 3. KLL recognizes that the Purchaser having fulfilled all the Acquisition Consideration , will hold full ownership and the exclusive rights of exploration and exploitation with all full legal rights to the Prospecting Licenses (“PLs”) that contain the Titan Lithium Projects (the “Properties”), however the title holder of the Properties shall remain KLL until directed by the Purchaser for transfer . Acquisition Consideration continued: 3 1

2 The consummation of the Proposed Transactions shall be subject in all respects to customary conditions, including: 1. approval of the Proposed Transaction by the board of directors of KLL 2. the parties’ execution of this Agreement Closing Conditions: 4. From and after the date of this Agreement, KLL shall reasonably respond to the Purchaser, being a publicly listed company, due diligence inquiries and shall authorize its representatives to provide the other party’s officers, employees, representatives, and advisors with full access to its records, key employees, advisers and operations for the purpose of the Purchaser’s due diligence . Due Diligence and Access: 5. The Directors of the Purchaser will hold responsibility for the Properties. Corporate Governance: 6. Each party will bear its own expenses related to this Agreement. Expenses: 7. This transaction is envisaged to close upon the date of the KLL Board resolution adopting this Agreement. Closing Target Date: 8. For the avoidance of doubt, the Purchaser will be responsible for the development, exploration and working capital costs related to the property. Working Capital: 9. The Purchaser shall have the exclusive right to any future Net Smelter Return (“NSR”) that may arise or be granted from exploitation of the Properties. Net Smelter Royalty 10. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THOSE OF THE STATE OF NEVADA . Governing Law: 11. The parties acknowledge and agree that neither party shall have any liability or obligation to the other party, except as set forth in the provisions of this Agreement that shall be legally binding obligations . Liability 12.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be considered one and the same agreement and shall become effective when signed and delivered by each of the parties hereto . A manual signature on this Agreement whose image shall have been transmitted electronically will constitute an original signature, and delivery of copies of this Agreement by electronic transmission will constitute delivery of this Agreement, for all purposes . Miscellaneous: 13. AGREED AND ACCEPTED AS OF THE DATE FIRST ABOVE WRITTEN: Kilimanjaro Lithium LTD By: Name: Robert Steven Gulenga Title: Director Date: November 17, 2023 CHINA DONGSHENG INTERNATIONAL. By: Name: Craig Alford Title: Chief Executive Officer Date: November 17, 2023 3